                                                                     Exhibit 8.4

         q
MOURANT DU FEU & JEUNE
ADVOCATES, SOLICITORS AND NOTARIES PUBLIC

                                    PO Box 87               Tel: 01534 609000
                                    22 Grenville Street     Fax: 01534 609333
                                    St Helier               International
                                    Jersey JE4 8PX          Tel: +44 1534 609000
                                    Channel Islands         Fax: +44 1534 609333
                                                            www.mourant.com


Airplanes Limited
22 Grenville Street
St Helier
Jersey
JE4 8PX
Channel Islands

                                                                   23 April 2001

Our ref: 0215/ifd/27300/1/1470258


Dear Sirs,

AIRPLANES LIMITED

We have acted as Jersey tax counsel for Airplanes Limited, a public limited liability company formed under the laws of Jersey (the "COMPANY") and Airplanes U.S. Trust, a Delaware business trust ("AIRPLANES TRUST" and, together with the Company, "AIRPLANES GROUP") in connection with the filing by Airplanes Group with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") registering Subclass A-9 Pass Through Trust Exchange Certificates registered under the United States Securities Act of 1933, as amended (the "ACT") (the "EXCHANGE CERTIFICATES") in exchange for equivalent certificates not registered under the Act, the Exchange Certificates representing a fractional undivided beneficial interest in Subclass A-9 Notes issued by the Company (the "AIRPLANES LIMITED SUBCLASS A-9 NOTES") and by Airplanes Trust (the "AIRPLANES TRUST SUBCLASS A-9 NOTES"). The Exchange Certificates will be issued pursuant to a supplement (the "SUPPLEMENT") entered into as of March 15, 2001 among the Company, Airplanes Trust and Bankers Trust Company, as pass through trustee and which is supplemental to the Pass Through Trust Agreement entered into as of March 28, 1996 among the same parties. The Exchange Certificates will be issued in connection with the Exchange Offer (as defined in the Registration Statement) being made by the Company and Airplanes Trust.

Assuming proper execution of the Supplement and proper issue of the Exchange Certificates in the form filed as part of an exhibit to the Registration Statement we hereby confirm that the statements set forth in the prospectus (the "PROSPECTUS") forming a part of the Registration Statement under the heading "TAX


    A R Binnington, E A Breen, J A J Chapman, C E Coutanche (Senior Partner),
 J D P Crill, C L I Davies, N C Davies, E C Devenport, S M Gould, T J Herbert, R A Hickling, I C James, R F V Jeune (Managing Partner), B H Lacey, W Malorey,
    J A Richomme, M R Scott, J P Speck, A J R Syvret, J C Walker, D R Wilson

        Associates: N J D Chapman, C R Deacon, M I Guillaume, N M Hamel,
                            G A Pollano, N J Weston
            Consultants: K S Baker, R R Jeune C B E, P de C Mourant


       MOURANT DU FEU & JEUNE LONDON: 35 NEW BRIDGE STREET, BLACKFRIARS,
          LONDON EC4V 6BW TEL: +44 20 7332 6161 FAX: +44 20 7332 6199
         q

Page 2
Airplanes Limited
23 April 2001


CONSIDERATIONS - Jersey Tax Considerations", to the extent that they constitute matters of Jersey law, accurately describe the material Jersey tax consequences to holders of the Exchange Certificates.

We know that we are referred to under the headings "TAX CONSIDERATIONS - Jersey Tax Considerations" and "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as
Exhibit 8.4 thereto.

Yours faithfully,

/s/ Mourant du Feu & Jeune

MOURANT DU FEU & JEUNE